EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 2018, with respect to the financial statements of Al Masane Al Kobra Mining Company which are included in the December 31, 2017 annual report on Form 10-K of Trecora Resources.

/s/ Mamdouh Al Majed & Faisal Al-Enzi

Riyadh, Saudi Arabia
August 29, 2018